SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2003

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Item 5.            Other Events

On November 4, 2003, priceline.com Incorporated announced its financial results for the fiscal quarter ended September 30, 2003.  A copy of priceline.com’s consolidated balance sheets at September 30, 2003 and December 31, 2002 and consolidated statements of operations for the three and nine months ended September 30, 2003 and 2002 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.            Financial Statements and Exhibits

(c) Exhibits

99.1	Priceline.com consolidated balance sheets at September 30, 2003 and December 31, 2002 and consolidated statements of operations for the three and nine months ended September 30, 2003 and 2002.

99.2

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on November 4, 2003 relating to its 3rd quarter ended September 30, 2003 earnings.

Item 12.         Results of Operations and Financial Condition

On November 4, 2003, priceline.com Incorporated announced its financial results for the fiscal quarter ended September 30, 2003.  A copy of priceline.com’s press release announcing these financial results and certain other information is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The attached press release contains forward-looking statements relating to priceline.com’s performance during 2003. A more thorough discussion of certain factors which may affect priceline.com’s operating results is included in priceline.com’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003, and will also be included in priceline.com’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003 to be filed with the Securities and Exchange Commission in the fourth quarter of 2003.

The information in this Item 12 shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
	Name:	Jeffery H. Boyd
	Title:	President and Chief Executive Officer

Date:  November 4, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Priceline.com consolidated balance sheets at September 30, 2003 and December 31, 2002 and consolidated statements of operations for the three and nine months ended September 30, 2003 and 2002.

99.2

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on November 4, 2003 relating to its 3rd quarter ended September 30, 2003 earnings.